Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)

Innventure, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Other(2)	2,333,334(3)	$0.01(2)	$23,333.34(2)	0.00013810	$3.23(2)
Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	Other(2)	700,000(4)	$0.01(2)	$7,000.00(2)	0.00013810	$0.97(2)
Carry Forward Securities
Carry Forward Securities	—	—	—	—		—		—	—	—	—	—
	Total Offering Amounts					$30,333.34		$4.20
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$4.20

Table 3: Combined Prospectus

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
Equity	Common Stock, par value $0.0001 per share(5)	3,275,035(8)	$36,844,143.75	Form S-1	333-282971	November 12, 2024
Equity	Common Stock, par value $0.0001 per share(5)	4,418,307(9)	$49,705,953.75	Form S-1	333-282971	November 12, 2024
Equity	Common Stock, par value $0.0001 per share(5)	5,770,000(10)	$64,912,500.00	Form S-1	333-282971	November 12, 2024
Equity	Common Stock, par value $0.0001 per share(5)	1,000,000(11)	$10,000.00	Form S-1	333-282971	November 12, 2024
Equity	Common Stock, par value $0.0001 per share(6)	8,480,518(12)	$29,257,787.10	Form S-1	333-286558	April 23, 2025
Equity	Common Stock, par value $0.0001 per share(6)	4,100,000(9)	$14,145,000.00	Form S-1	333-286558	April 23, 2025
Equity	Common Stock, par value $0.0001 per share(6)	300,000(13)	$3,000.00	Form S-1	333-286558	April 23, 2025
Equity	Common Stock, par value $0.0001 per share(6)	18,386,688(14)	$211,446,912.00	Form S-1	333-286558	April 23, 2025
Equity	Common Stock, par value $0.0001 per share(7)	9,000,000(9)	$27,022,500.00	Form S-1	333-291034	November 12, 2025
Equity	Common Stock, par value $0.0001 per share(7)	1,625,235(15)	$4,879,768.09	Form S-1	333-291034	November 12, 2025
Equity	Common Stock, par value $0.0001 per share(7)	1,625,235(16)	$13,001,880.00	Form S-1	333-291034	November 12, 2025
Equity	Common Stock, par value $0.0001 per share(7)	12,000,000(17)	$36,030,000.00	Form S-1	333-291034	November 12, 2025

(1)
Represents the common stock, par value $0.0001 per share (“Common Stock”), of Innventure, Inc. (the “Company”) that will be offered for sale by the selling stockholders (the “Selling Stockholders”) named in the prospectus that forms a part of the Company’s registration statement on Form S-3 (the “Registration Statement”) to which this exhibit relates. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Common Stock being registered under the Registration Statement includes such indeterminate number of additional Common Stock as may be issuable as a result of stock splits, stock dividends or similar transactions with respect to the Common Stock being registered under the Registration Statement. Additionally, pursuant to Rule 416(b) under the Securities Act, if prior to the completion of the distribution of the Common Stock registered under the Registration Statement all shares of Common Stock are combined by a reverse stock split into a lesser number of Common Stock, the number of undistributed Common Stock covered by the Registration Statement shall be proportionately reduced.

(2)
Pursuant to Rule 457(g) under the Securities Act and solely for the purpose of calculating the registration fee with respect to the shares of Common Stock issuable upon exercise of each of the 2024 WTI Warrants (as defined below) and the 2025 WTI Warrants (as defined below), each expiring March 31, 2035, the proposed maximum offering price per unit and proposed maximum aggregate offering price are based upon the exercise price of each of the 2024 WTI Warrants and 2025 WTI Warrants of $0.01 per share.

(3)	Represents 2,333,334 shares of Common Stock that may be issued upon exercise of warrants (the “2024 WTI Warrants”) to purchase Common Stock held by WTI Fund X, LLC and WTI Fund XI, LLC.

(4)	Represents 700,000 shares of Common Stock that may be issued upon exercise of warrants (the “2025 WTI Warrants”) to purchase Common Stock held by WTI Fund X, LLC and WTI Fund XI, LLC.

(5)
No registration fee is payable in connection with the securities that were previously registered on the Company’s registration statement on Form S-1 (File No. 333-282971), which was originally filed by the Company with the U.S. Securities and Exchange Commission (the “SEC”) on November 4, 2024, declared effective on November 12, 2024, subsequently amended on a post-effective basis on April 15, 2025 and declared effective on April 23, 2025 (“Registration Statement I”), because such shares are being transferred from Registration Statement I to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement I, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

(6)
No registration fee is payable in connection with the securities that were previously registered on the Company’s registration statement on Form S-1 (File No. 333-286558), which was originally filed by the Company with the SEC on April 15, 2025 and declared effective on April 23, 2025 (“Registration Statement II”), because such shares are being transferred from Registration Statement II to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement II, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

(7)
No registration fee is payable in connection with the securities that were previously registered on the Company’s registration statement on Form S-1 (File No. 333-291034), which was originally filed by the Company with the SEC on October 23, 2025 and became effective on November 12, 2025 (“Registration Statement III”), because such shares are being transferred from Registration Statement III to this Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, this Registration Statement, upon effectiveness, will constitute a post-effective amendment to Registration Statement III, which post-effective amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

(8)
Represents up to 3,275,035 shares of Common Stock issued and issuable upon conversion of Series B Preferred Stock, par value $0.0001 per share (the “Series B Preferred Stock”), which Series B Preferred Stock was issued pursuant to an investment agreement, dated September 24, 2024, between the Company and Commonwealth Asset Management LP, and an investment agreement, dated September 27, 2024, among the Company and certain purchasers party thereto.

(9)
Represents up to 16,244,741 shares of Common Stock that the Company may issue and sell to YA II PN, Ltd., a Cayman Islands exempted company (“Yorkville”), from time to time pursuant to the Standby Equity Purchase Agreement, dated October 24, 2023, between the Company and Yorkville (the “SEPA”). As of the date hereof, 1,273,566 shares of Common Stock previously registered have been issued by the Company to Yorkville pursuant to the terms of the SEPA.

(10)	Represents 5,770,000 shares of Common Stock held by certain stockholders party to that certain Amended and Restated Registration Rights Agreement, dated October 2, 2024.

(11)	Represents 1,000,000 shares of Common Stock that may be issued upon exercise of the 2024 WTI Warrants to purchase Common Stock held by WTI Fund X, LLC and WTI Fund XI, LLC.

(12)
Represents up to 8,480,518 shares of Common Stock issued and issuable upon conversion of Series C Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), which Series C Preferred Stock was issued pursuant to those certain preferred stock purchase agreements, dated March 24, 2025, among the Company and certain purchasers party thereto.

(13)	Represents 300,000 shares of Common Stock that may be issued upon exercise of the 2025 WTI Warrants.

(14)
Represents the issuance of up to 18,386,688 shares of Common Stock that may be issued upon the exercise of 18,386,688 warrants (the “Innventure Warrants” and, such shares of Common Stock, the “Innventure Warrant Shares”) to purchase shares of Common Stock at an exercise price of $11.50 per share. The issuance of the Innventure Warrant Shares upon exercise of the Innventure Warrants was previously registered pursuant to the Company’s registration statement on Form S-4 (File No. 333-276714), originally filed by the Company with the SEC on January 26, 2024 and declared effective on September 10, 2024, and subsequently re-registered on Registration Statement II.

(15)
Represents 1,625,235 shares of Common Stock issued to certain subscribers (the “Subscribers”) pursuant to the terms of those certain subscription agreements, dated as of October 3, 2025, between the Company and the Subscribers.

(16)	Represents 1,625,235 shares of Common Stock that may be issued upon exercise of warrants (the “Series A Warrants”) to purchase Common Stock held by the Subscribers.

(17)
Represents up to 12,000,000 shares of Common Stock that may have been issued to Yorkville upon conversion of convertible debentures (“Convertible Debentures”) issued to Yorkville pursuant to the securities purchase agreement, dated March 25, 2025, and the securities purchase agreement, dated September 15, 2025, each entered into with Yorkville.  As of the date hereof, 65,000 shares of Common Stock previously registered remain beneficially owned by Yorkville and will be offered for sale by Yorkville pursuant to this Registration Statement.